U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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FaZe Holdings Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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# Notice of 2023 Annual Meeting of Shareholders & Proxy Statement

Wednesday, June 13, 2023
11:30 a.m. P.D.T

Virtual Meeting Site: **www.virtualshareholdermeeting.com/FAZE2023**

720 N. Cahuenga Blvd.
Los Angeles, CA 90038
(818) 688-6373
May 1, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of FaZe Holdings Inc. (“FaZe,” the “Company,” “we,” “us” or “our”). The Annual Meeting will be held in a virtual format only on Wednesday, June 13, 2023, at 11:30 a.m. PDT at www.virtualshareholdermeeting.com/FAZE2023. You will not be able to attend the Annual Meeting physically. To be admitted to the virtual Annual Meeting, stockholders must enter their control number on the virtual meeting website. A stockholder’s control number may be found either on the proxy card or on the notice of internet availability of proxy materials.
As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, the agenda for the Annual Meeting includes:
1.
The election of the two (2) Class I nominees named in the accompanying Proxy Statement to the Board of Directors to serve until the 2026 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.
Proposal to adopt and approve an amendment to our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock, par value $0.0001 per share (the “common stock”), at a reverse stock split ratio of 1-for-20 or 1-for-30, as determined by our Board of Directors at a later date.

3.	Proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
4.	To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.
We are using the U.S. Securities and Exchange Commission rule that permits companies to furnish their proxy materials over the Internet. Unless you have opted out of receiving notice of internet availability of proxy materials (“Notice”), instead of mailing you a paper copy of the proxy materials, we will mail to you a Notice containing instructions on how to access our proxy materials over the Internet. Therefore, if a proxy card was not sent to you and you may vote only via telephone or online if you do not attend the Annual Meeting.
We urge you to vote your proxy as soon as possible. Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares online, by telephone or, if you have chosen to receive paper copies of the proxy materials by mail, by signing, dating and returning the enclosed proxy card promptly in the accompanying postage prepaid envelope. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card. This Proxy Statement and the enclosed proxy card are first being sent or made available to stockholders on or about May 1, 2023. On behalf of the Board of Directors and all of our employees, we wish to thank you for your support.

Daniel Shribman
Chairman of the Board
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 13, 2023: Our Proxy Statement for the 2023 Annual Meeting of Stockholders and Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.proxyvote.com.
If you have any questions concerning the Proxy Statement or the accompanying proxy card, or if you need any help in voting your shares, please email IR@fazeclan.com or call (818) 688-6373.
PLEASE VOTE YOUR SHARES
ONLINE, BY TELEPHONE OR BY
SIGNING, DATING AND RETURNING
THE ENCLOSED PROXY CARD TODAY.

720 N. Cahuenga Blvd.
Los Angeles, CA 90038
(818) 688-6373
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 13, 2023
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of FaZe Holdings Inc. (“FaZe,” the “Company,” “we,” “us” or “our”) will be held virtually on Wednesday, June 13, 2023 at 11:30 a.m. PDT at www.virtualshareholdermeeting.com/FAZE2023, subject to adjournment or postponement by the Board of Directors, for the following purposes:
1.
The election of the two (2) Class I nominees named in the accompanying Proxy Statement to the Board of Directors to serve until the 2026 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.
Proposal to adopt and approve an amendment to our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock, par value $0.0001 per share (the “common stock”), at a reverse stock split ratio of 1-for-20 or 1-for-30, as determined by our Board of Directors at a later date (the “Reverse Stock Split”).

3.	Proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
4.	To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.
Only holders of record of our common stock on April 18, 2023, the record date of the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of stockholders will be available for examination by any stockholder at the time and place of the Annual Meeting.
Holders of a majority of the total voting power of the outstanding shares of the Company must be present in person or represented by proxy in order to constitute a quorum for the transaction of business at the Annual Meeting. Therefore, whether or not you expect to attend the Annual Meeting in person, we urge you to review the accompanying proxy card and either vote by (a) Internet or by telephone as instructed in this Proxy Statement, or (b) if you have opted out of receiving a notice containing instructions on how to access our proxy materials over the Internet (the “Notice”) and have thus received a paper copy of the proxy materials, by signing, dating and returning your completed proxy in the enclosed postage prepaid envelope. If you received only the Notice, a proxy card was not sent to you, and you may vote only via the Internet or telephone if you do not attend the Annual Meeting, or you may request that a proxy card be mailed to you. If you attend the Annual Meeting and wish to vote your shares personally, you may do so by validly revoking your proxy as described below.
Prior to the voting thereof, a proxy may be revoked by the person executing such proxy by: (i) filing with our Secretary either a duly executed written notice dated subsequent to the proxy revoking it or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person.
By order of the Board of Directors,

Daniel Shribman
Chairman of the Board
Los Angeles, California
May 1, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to
Be Held on June 13, 2023: Our Proxy Statement for the 2023 Annual Meeting of Stockholders and Annual
Report on Form 10-K for the year ended December 31, 2022 are available at
www.proxyvote.com
YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE VOTE ONLINE, BY TELEPHONE OR BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND MAILING IT PROMPTLY
IN THE ENCLOSED RETURN ENVELOPE.
FAZE HOLDINGS, INC.
720 N. Cahuenga Blvd.
Los Angeles, CA 90038
(818) 688-6373
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 13, 2023

i

INTRODUCTION
This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of FaZe Holdings Inc., a Delaware corporation (“FaZe,” the “Company,” “we,” “us” or “our”), of proxies for use at our 2023 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) scheduled to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. For terms not defined herein, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
INFORMATION REGARDING VOTING AT THE ANNUAL MEETING
General
At the Annual Meeting, our stockholders are being asked to consider and to vote upon the following proposals:
Proposal 1	The election of the two (2) Class I nominees named in this Proxy Statement to serve until the 2026 Annual Meeting or until their respective successors are duly elected and qualified.
Proposal 2
Proposal to adopt and approve an amendment to our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock, par value $0.0001 per share (the “common stock”), at a reverse stock split ratio of 1-for-20 or 1-for-30, as determined by our Board of Directors at a later date.

Proposal 3	Proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Shares represented by properly executed proxies received by us will be voted at the Annual Meeting in the manner specified therein or, if no instructions are marked on the enclosed proxy card, in accordance with the recommendation of the Board of Directors on all matters presented in this Proxy Statement. Although management does not know of any matter other than the proposals described above to be acted upon at the Annual Meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their respective best judgment in respect of any other matters that may properly be presented for a vote at the Annual Meeting.
Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by: (a) filing with our Secretary either a duly executed written notice dated subsequent the proxy revoking it or a duly executed proxy bearing a later date, or (b) attending the Annual Meeting and voting in person.
The mailing address of our principal executive offices is 720 N. Cahuenga Blvd., Los Angeles, CA 90038, and its telephone number is (818) 688-6373.
Record Date, Quorum and Voting
Only stockholders of record on April 18, 2023 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. There were outstanding on the Record Date 75,119,027 shares of common stock. Each share of outstanding common stock is entitled to one (1) vote on each of the two director nominees and one (1) vote on each other matter to be voted on at the Annual Meeting.
The presence in person or representation by proxy of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If there are not sufficient shares for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies. The voting requirement for each proposal is as follows:
•
Proposal 1 – Election of Class I Directors. To be elected, each director nominee must receive a plurality of the votes cast. Votes that are “withheld” and broker non-votes (as described below) will have no effect on the outcome of the vote.

•
Proposal 2 – Amendment to our Second Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split. Proposal 2 requires the affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting. Abstentions and broker non-votes (if any) will have the same effect as a vote “Against” the proposal.

•
Proposal 3 – Ratification of Independent Registered Public Accounting Firm. Proposal 3 requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the vote.

If you are a beneficial owner whose shares are held in “street name” by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions on Proposal 1, your shares will not be voted because the broker does not have discretionary authority to vote, resulting in “broker non-votes.” However, your broker has discretionary authority to vote your shares on Proposals 2 and 3, even if the broker does not receive voting instructions from you.
Only votes cast in person at the Annual Meeting or received by proxy before the beginning of the Annual Meeting will be counted. Giving us your proxy means you authorize the proxy holders to vote your shares at the Annual Meeting in the manner you direct. If your shares are held in your name, you can vote by proxy prior to the Annual Meeting in three (3) convenient ways as follows:
•	On-Line Voting: Go to http://www.proxyvote.com and follow the instructions.
•	By Telephone: Call toll-free 1-800-690-6903 and follow the instructions.
•	By Mail: Complete, sign, date and return your proxy card in the enclosed envelope.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. on June 12, 2023.
Attending and Submitting Questions During the Annual Meeting
The Annual Meeting is being held in a virtual format only on Wednesday, June 13, 2023 at 11:30 a.m. PDT at www.virtualshareholdermeeting.com/FAZE2023. You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the Record Date or you hold a valid proxy for the Annual Meeting.
To attend and submit questions at the Annual Meeting, please log in to www.virtualshareholdermeeting.com/FAZE2023 using the control number on your proxy card, voting instruction form, or Notice. Online access to the Annual Meeting will begin approximately 15 minutes prior to the start of the Annual Meeting. As part of the Annual Meeting, we expect to hold a live Q&A session during which we intend to answer appropriate questions submitted during the Annual Meeting that are pertinent to the Company and meeting matters, as time permits.
We encourage you to vote your proxy via the Internet, by telephone, or by mail prior to the Annual Meeting, even if you plan to attend the virtual Annual Meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting will be provided in our meeting rules of conduct, which stockholders can view during the Annual Meeting at the meeting website.
Electronic Access to Proxy Materials
Pursuant to applicable United States Securities and Exchange Commission (“SEC”) rules, we are making our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, available to our stockholders electronically via the Internet at www.proxyvote.com. On or about May 1, 2023, we will mail to stockholders a notice (“Notice”) containing instructions on how to access this Proxy Statement along with our Annual Report on Form 10-K over the Internet, as well as instructions on how to vote online. The Notice also instructs you on how you may submit your proxy vote securely over the Internet or by telephone. If you received a Notice, you will not automatically receive a printed copy of the Proxy Statement and Annual Report. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials as set forth in the Notice.
Solicitation
The cost of soliciting proxies will be paid by us. Following the delivery of this Proxy Statement, directors, officers and other employees may solicit proxies by mail, telephone, facsimile or other electronic means, or by personal interview. These persons will receive no additional compensation for their services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of common stock of record will be requested to forward proxy soliciting material to the beneficial owners of the shares and will be reimbursed by us for their reasonable charges and expenses in connection therewith.

Householding
With regard to the delivery of Annual Reports and Proxy Statements, under certain circumstances the SEC permits a single set of these documents or, where applicable, one Notice, to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder, however, still receives a separate proxy card. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces delivery and printing costs as well. A number of banks, brokers and other firms have instituted householding and have previously sent a notice to that effect to certain of our stockholders whose shares are registered in the name of the bank, broker or other firm. As a result, unless the stockholders receiving the notice gave contrary instructions, only one Annual Report and/or Proxy Statement, as applicable, will be delivered to an address at which two (2) or more stockholders reside. If any stockholder residing at the address wishes to receive a separate Annual Report or Proxy Statement for the Annual Meeting or for future stockholder meetings, the stockholder should telephone toll-free 1-800-579-1639, or write to FaZe Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A separate set of proxy materials relating to the Annual Meeting will be sent promptly following receipt of your request. In addition, if any stockholder who previously consented to householding desires to receive a separate copy of a Proxy Statement or Annual Report, as applicable, for each stockholder at his or her same address, the stockholder should contact his or her bank, broker or other firm in whose name the shares are registered or contact us at the address or telephone number listed on page 0 of this Proxy Statement. Similarly, a stockholder may use any of these methods if the stockholder is receiving multiple copies of a Proxy Statement or Annual Report and would prefer to receive a single copy in the future.

THE BOARD OF DIRECTORS
Board of Directors
FaZe’s business and affairs are managed under the direction of its Board of Directors. Our Board of Directors presently consists of nine (9) members (each, a “Director”). The FaZe Board is divided into three classes, with two Directors in Class I (Mickie Rosen and Ross Levinsohn), three Directors in Class II (Angela Dalton, Nick Lewin and Paul Hamilton), and four Directors in Class III (Lee Trink, Bruce Gordon, Daniel Shribman and Andre Fernandez). Each class has staggered three-year terms. At each annual meeting of stockholders, the successors to the Directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.
Name of Director	Age	Position(s) Held with the Company
Daniel Shribman	39	Chairman of the Board
Lee Trink	55	Chief Executive Officer and Director
Angela Dalton	51	Director
Bruce Gordon	71	Director
Mickie Rosen	55	Director
Nick Lewin	46	Director
Paul Hamilton	52	Director
Ross Levinsohn	59	Director
Andre Fernandez	54	Director
Set forth below is certain biographical information with respect to our Directors.
Daniel Shribman
Mr. Shribman has been Chief Investment Officer of B. Riley Financial Corp. since 2019; President of B. Riley Principal Investments, LLC since 2018; Chief Executive Officer and a director of B. Riley Principal 150 Merger Corp. from 2021 until the closing of the business combination; and the Chief Executive Officer and a director of B. Riley Principal 250 Merger Corp. since 2021. Mr. Shribman has also served as a member of the board of directors of premium industrial and construction equipment and services provider Alta Equipment Group Inc. since 2020; of tech-powered media company The Arena Group since 2021; and of blank-check company AltEnergy Acquisition Corp. since 2021. Mr. Shribman served on the board of directors of Eos Energy Enterprises Inc. from 2020 until September 2022 and NextPoint Financial Inc. from 2021 until April 2023. Prior to joining B. Riley, Mr. Shribman was a Portfolio Manager at special situation asset manager Anchorage Capital Group, LLC from 2010 to 2018, where he led investments in dozens of public and private opportunities across the general industrials, transportation, automotive, aerospace, gaming, hospitality and real estate industries, and previously worked at private equity firm Tinicum Capital Partners and in the restructuring advisory group at Lazard Freres. Mr. Shribman earned an A.B. in Economics and History from Dartmouth College. Mr. Shribman is qualified to serve on the Board because of his past experience in the financial industry.
Lee Trink
Mr. Trink has served as Chief Executive Officer of FaZe since September 2018 and on its board of directors since August 2018. Prior to joining FaZe, Mr. Trink served as General Manager for artist-first label Lava Records from 2001 to 2005; General Manager and COO of Virgin Records from 2005 to 2007; and President of EMI Capitol Music Group, comprised of Capitol Records, Virgin Records, Blue Note Records and Astralwerks Records, from 2007 to 2008. He has worked with renowned artists such as Katy Perry, 30 Seconds to Mars, The Rolling Stones, Coldplay and Lenny Kravitz. Following his tenure at EMI, Mr. Trink was Principal Partner at entertainment company Prospect Park from 2009 to 2010, then started his own artist management and marketing business, Dare Mighty Entertainment, where he worked with brands such as General Motors, Harley-Davidson and Jim Beam, and artists such as Kid Rock, and the historic Preservation Hall Jazz Band from 2010 to 2018. Mr. Trink earned a J.D. from Brooklyn Law School and a B.A. from S.U.N.Y. Albany. Mr. Trink is qualified to serve on the Board because of his past experience in business and entertainment.
Angela Dalton
Ms. Dalton has served since 2018 as Founder and Chief Executive Officer of Signum Growth Capital, a broker-dealer providing M&A advisory services, private placements and public market advisory for disruptive companies at the intersection of videogaming, mass-market culture and NFTs. Ms. Dalton served as Managing Partner of Technology at Signum Global Advisors, an independent advisory firm operating at the intersection of policy and global markets, from 2018 to 2019; Managing Director and Sector Head of Technology, Media and Telecom at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, from 2015 to 2018; and as an initial investor and Co-Founder of the Equities business of investment banking advisory firm Evercore, leading its Technology, Media and Telecom practice, from 2010 to 2015. Ms. Dalton earned an M.B.A. from the University of Chicago and a B.A. and B.S. from the University of Kansas. Ms. Dalton is qualified to serve on the Board because of her past experience in the financial industry.
Bruce Gordon
Mr. Gordon has served as a partner and member of the executive management committee of The ExCo Group since 2012, where he has advised and mentored executives and senior leaders of early-stage and mature companies in the technology, media, energy, healthcare, professional services sectors, among others. Mr. Gordon also serves as a senior media advisor to AlixPartners since 2014, and serves on the board of directors of Ascencia since 2021, a non-profit company that works to lift individuals and families out of homelessness. Prior to that, Mr. Gordon served as an executive in several roles for segments of The Walt Disney Company, where he gained experience in the interactive media, broadcast media and entertainment industries. From 2001 to 2011, Mr. Gordon served as worldwide senior vice president and CFO of the Disney Interactive Media Group, where he developed and implemented strategic growth initiatives. Prior to that, Mr. Gordon was an executive with three different Disney/ABC-owned television stations, serving in the roles of President and of CFO. Mr. Gordon has served as an advisor to FaZe’s CEO from 2020 to the present. Mr. Gordon earned a B.S. in Business Administration from Syracuse University and an M.B.A. from Hofstra University. We believe Mr. Gordon is qualified to serve on the Board because of his past financial experience and expertise and experience with media, entertainment and internet companies.
Mickie Rosen
Ms. Rosen has over thirty years of operating, strategy and board experience at the intersection of media, technology and e-commerce for globally established companies, including Yahoo, Fox and Disney, and early- to growth-stage companies, such as Fabletics, Pandora, Hulu and Fandango. Ms. Rosen has served on the boards of directors of Australian bank, the Bank of Queensland, since 2021; of Ascendant Digital Acquisition Corp. (I & III), a pair of SPACs focused on interactive entertainment and the attention economy, since 2020; of leading direct-to-consumer, membership-based apparel and footwear e-commerce companies TechStyle Fashion Group, and its spin-out, Fabletics, since 2019; of leading Australian media and digital company Fairfax Media from 2017 until its acquisition by Nine Entertainment Company in 2018; and of Pandora Media from 2015 until 2019. Ms. Rosen was President of the digital arm of Tribune Publishing, Tribune Interactive, from 2017 to 2019; President of The Los Angeles Times from 2017 until its acquisition in 2018; Senior Advisor to Boston Consulting Group from 2016 to 2017; Senior Vice President of Global Media & Commerce at Yahoo! from 2011 to 2013; and prior thereto served as an executive at Fox Interactive Media, Fandango, and The Walt Disney Company, and as a consultant with McKinsey & Company. Ms. Rosen earned an M.B.A. from Harvard Business School and a B.A. from U.C. San Diego. Ms. Rosen is qualified to serve on the Board because of her past experience serving on boards of directors and in the media and entertainment industries.
Nick Lewin
Mr. Lewin has served as Chairman of the Board of global, high-tech medical device and aesthetics company Establishment Labs since 2015; as General Partner of venture capital and private equity group Crown Predator Holdings since 2008, of which he was Managing Partner from 2000 to 2008; and on the board of directors of Halo Maritime Defense Systems, a privately held provider of maritime security products and solutions, since 2007. Mr. Lewin earned a B.A. from Johns Hopkins University. We believe Mr. Lewin is qualified to serve on the Board because of his past experience serving on boards of directors and in the financial industry.
Paul Hamilton
Mr. Hamilton has spent much of his career growing companies by developing comprehensive strategies that have led to financial profitability and providing restructuring and turnaround advisory services, including C-level interim management, for distressed companies in the gaming, hospitality, media and real estate industries. Additionally, Mr. Hamilton has participated in and led several portfolio workouts, capital-raising efforts and distressed asset acquisitions and liquidations, and has extensive experience in reorganization advisory services involving pre-bankruptcy strategic alternatives and planning, financial forecasting and analysis, business plan development, creditor and leaseholder communications and negotiations, cost reduction initiatives, identifying and stabilizing core operations and the analysis of asset sales, divestitures or shutdowns. Mr. Hamilton has served as Co-Owner and CEO of Atlanta Esports Ventures, which owns and operates two leading Esports teams, the Atlanta FaZe in the Call of Duty League and the Atlanta Reign in the Overwatch League, since 2018; as President and CEO of The Greenspun Corporation, a conglomerate with significant investment positions in print and electronic media publications, travel and tourism, real estate and gaming, since 2011. Mr. Hamilton also co-founded and has served as Principal of financial advisory firm Province, Inc., since 2007. Mr. Hamilton earned an M.B.A. from the Graziadio School of Business at Pepperdine University. We believe Mr. Hamilton is qualified to serve on the Board because of his past experience with FaZe Esports and in the financial industry.
Ross Levinsohn
Mr. Levinsohn has been Chairman and CEO since 2019 of tech-powered media company The Arena Group (formerly known as theMaven, Inc.), which operates Sports Illustrated media, owns TheStreet and The Spun and provides a platform to more than 200 independent publishers. Previously, Mr. Levinsohn served on the board of directors of multimedia conglomerate Tribune Media from 2013 to 2019, and on the board of print and digital marketing company Thryv from 2016 to 2019. From 2017 until 2019 he served in two capacities for Tribune Publishing — first as CEO of the Los Angeles Times, and after the paper was sold, as CEO of Tribune Interactive, the publisher of more than 100 titles including the Chicago Tribune and New York Daily News. Mr. Levinsohn is Co-Founder of media, e-commerce and consumer technology advisory firm Whisper Advisors, of which he was Managing Director from 2014 to 2017. From 2013 to 2014, Mr. Levinsohn was CEO of Guggenheim Digital Media, which operated Prometheus Global Media assets including Billboard, Adweek and The Hollywood Reporter and managed The Film Expo Group and CLIO Awards. Mr. Levinsohn also served as interim CEO and Head of Global Media at Yahoo! from 2010 to 2012, Managing Director at Fuse Capital from 2008 to 2010 and held a variety of roles, including President of Fox Interactive Media, at News Corporation/Fox Media from 2000 to 2006. Mr. Levinsohn earned a B.A. from American University. Mr. Levinsohn is qualified to serve on the Board because of his past experience in the media industry.
Andre Fernandez
Mr. Fernandez has served as the Chief Financial Officer of WeWork Inc. since June 2022. Mr. Fernandez also served as Senior Advisor to FaZe’s CEO in 2022. Mr. Fernandez previously served as Executive Vice President and Chief Financial Officer of NCR Corporation from 2018 to 2020, and as President and Chief Executive Officer of CBS Radio Inc. from 2015 to 2017. Prior to CBS, Mr. Fernandez spent seven years at Journal Communications Inc. from 2008 to 2015, serving in various roles including President and Chief Operating Officer. Mr. Fernandez was previously a member of the Board of Directors of Buffalo Wild Wings Inc. and served as Chairman of its Governance Committee and a member of its Audit Committee. He was also a member of the boards of National Association of Broadcasters, Froedtert Health, Givewith, Sachem Acquisition Corp., and Bankroll Club LLC. Mr. Fernandez earned an A.B. in Economics from Harvard College. Mr. Fernandez is qualified to serve on the Board because of his past financial and leadership experience at public companies in various industries, including media, technology and communications.
Director Independence
Nasdaq rules generally require that a majority of the board of directors be independent. The FaZe Board has determined that Andre Fernandez, Angela Dalton, Daniel Shribman, Mickie Rosen, Nick Lewin, Paul Hamilton and Ross Levinsohn, representing seven of FaZe’s nine directors, are “independent” as that term is defined under the applicable SEC rules and Nasdaq listing requirements.
Director Selection
The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee considers advice and recommendations from others, including stockholders, as it deems appropriate.
The Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of criteria required of Board members and may apply several criteria in selecting nominees. At a minimum, the

Nominating and Corporate Governance Committee considers (i) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make meaningful contributions to the Board’s oversight of the business and affairs of the Company and (ii) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors that the Nominating and Corporate Governance Committee may consider include a candidate’s specific experiences and skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, potential conflicts of interest and such other relevant factors that the Committee consider appropriate in the context of the Board’s needs.
The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating and Corporate Governance Committee may establish procedures, from time to time, regarding stockholders submission of recommendations for Board candidates.
Committees of the Board of Directors
Our Board of Directors has three (3) standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table identifies the independent members of the Board of Directors and lists the members and chairperson of each of these committees:
Name	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Daniel Shribman	I		C
Angela Dalton	I	C
Mickie Rosen	I	X		X
Nick Lewin	I
Paul Hamilton	I			X
Ross Levinsohn	I		X	C
Andre Fernandez	I	X	X
I = Director is independent
X = Current member of the committee
C = Current member and chairperson of the committee
Audit Committee
The Audit Committee of the Board of Directors (the “Audit Committee”) consists of Angela Dalton, Mickie Rosen, and Andre Fernandez, with Ms. Dalton serving as the chairperson. The Board has determined that each member of the Audit Committee qualifies as an independent director under the independence requirements of the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and Nasdaq listing requirements. The Board has determined that Ms. Dalton qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.
The Audit Committee’s responsibilities include, among other things:
•	appointing, compensating, retaining, evaluating, terminating and overseeing the independent registered public accounting firm;
•	discussing with the independent registered public accounting firm their independence from management;
•	reviewing with the independent registered public accounting firm the scope and results of their audit;
•	pre-approving all audit and permissible non-audit services to be performed by the independent registered public accounting firm;
•
overseeing the financial reporting process and discussing with management and the independent registered public accounting firm the interim and annual financial statements that FaZe files with the SEC;

•	reviewing and monitoring accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Following the closing of the business combination on July 19, 2022, the Audit Committee held two (2) regularly scheduled meetings in 2022 and operates under a written charter adopted by the Board of Directors. This charter is available on our website (https://investor.fazeclan.com).
Compensation Committee
The Compensation Committee of the Board of Directors (the “Compensation Committee”) consists of Daniel Shribman, Andre Fernandez, and Ross Levinsohn, with Mr. Shribman serving as the chairperson. The Board has determined that each member of the Compensation Committee is “independent” as defined under Nasdaq requirements and SEC rules and regulations.
The Compensation Committee’s responsibilities include, among other things:
•
reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of these goals and objectives and setting or making recommendations to the Board regarding the compensation of the Chief Executive Officer;

•	reviewing and setting, or making recommendations to the board of directors regarding, the compensation of other executive officers;
•	making recommendations to the board of directors regarding the compensation of directors;
•	reviewing and approving, or making recommendations to the board of directors regarding, incentive compensation and equity-based plans and arrangements; and
•	appointing and overseeing any compensation consultants.
Following the closing of the business combination on July 19, 2022, the Compensation Committee held one (1) regularly scheduled meeting in 2022. The Compensation Committee meets at least twice annually and at additional times as are necessary or advisable to fulfill its duties and responsibilities.
The Compensation Committee operates pursuant to a written charter that was approved by the Board of Directors. The charter sets forth the responsibilities of the Compensation Committee. This charter is available on our website (https://investor.fazeclan.com).
Nominating and Corporate Governance Committee
Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) consists of Ross Levinsohn, Paul Hamilton, and Mickie Rosen, with Mr. Levinsohn serving as the chairperson. The Board has determined that each member of the nominating and corporate governance committee is “independent” as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. The nominating and corporate governance committee’s responsibilities include, among other things:
•	identifying individuals qualified to become members of the board of directors, consistent with criteria approved by the board of directors;
•	recommending to the board of directors the nominees for election or reelection to the board of directors at annual meetings of stockholders;
•	overseeing an evaluation of the board of directors and its committees; and
•	developing and recommending to the board of directors a set of corporate governance guidelines.
Following the closing of the business combination on July 19, 2022, the Nominating and Corporate Governance Committee did not meet in 2022.
The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. This charter is available on our website (https://investor.fazeclan.com).

Board Leadership Structure
Given the dynamic environment in which we operate, the Board believes that its optimal leadership structure may vary as circumstances warrant. To retain flexibility, the Board does not require the separation of the offices of the Chairman and the Chief Executive Officer. However, our Governance Guidelines provide for the selection of a Lead Independent Director if the Chairman of the Board is not an independent director.
Daniel Shribman, one of our independent directors, currently serves as Chairman of the Board. The Board currently believes that having an independent Chairman is in the best interests of the Company at this time because it allows Mr. Trink to devote his time and attention to the day-to-day operations of the Company, while allowing Mr. Shribman to focus on leading the Board and supporting the initiatives of the Company and management. The Board also believes that our current leadership structure, with the separation of the Chairman of the Board and Chief Executive Officer positions, together with independent leadership at the committee level, enhances the Board’s effectiveness in risk oversight, as further described below.
Role of Board in Risk Oversight
The Board of Directors has extensive involvement in the oversight of risk management related to FaZe and its business and accomplishes this oversight through the regular reporting to the Board by the Audit Committee. The Audit Committee is tasked with periodically reviewing FaZe’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the Audit Committee reviews and discusses all significant areas of FaZe’s business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, the Board receives periodic detailed operating performance updates from management.
Director Attendance at Board and Committee Meetings and Annual Meeting of Stockholders
Following the closing of the business combination on July 19, 2022, the Board of Directors held two (2) regularly scheduled meetings and one (1) special meetings in 2022. During 2022, each of our incumbent Directors attended more than seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served, with the exception of Mr. Broadus.
Each director is invited and encouraged to attend our annual meeting of stockholders.
Board Diversity
The following Board Diversity Matrix presents our board diversity statistics, as self-disclosed by our directors. As we pursue future board recruitment efforts, our nominating and corporate governance committee will continue to seek out candidates who can contribute to the diversity of views and perspectives of the board This includes seeking out individuals of diverse ethnicities, a balance in terms of gender, and individuals with diverse perspectives informed by other personal and professional experiences.
Board Diversity Matrix (as of April 18, 2023)
Total Number of Directors	9
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose
Directors	2	4	0	3
Part II: Demographic Background[2]
African American
Asian	1
Hispanic or Latinx		1
White	1	3
LGBTQ+
Did Not Disclose Demographic Background	3

Code of Business Conduct & Ethics
We have adopted a code of business conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions. The code of business conduct is available on our website, http://fazeclan.com/investors. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website. Any information found on our website is not a part of, or incorporated by reference into, this proxy statement or any other report filed with, or furnished to, the SEC by us.

DIRECTOR COMPENSATION
Non-employee Directors of the Company receive an annual retainer and fees. The following table sets forth the compensation of our non-employee Directors in 2022:
Name	Fees Earned(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	TOTAL ($)
Daniel Shribman	49,000	200,000	—	249,000
Angela Dalton	55,000	200,000	—	255,000
Bruce Gordon	35,000	200,000	—	235,000
Mickie Rosen	55,000	200,000	—	255,000
Nick Lewin	35,000	200,000	—	235,000
Calvin “Snoop Dogg” Cordozar Broadus Jr.(4)	35,000	200,000	—	235,000
Paul Hamilton	55,000	200,000	—	255,000
Ross Levinsohn	57,000	200,000	—	257,000
Andre Fernandez	43,000	200,000	—	243,000
(1)	Reflects all fees paid to non-employee Directors for participation in regular, special and telephonic meetings of the Board and committees and retainer fees.
(2)
Restricted stock was awarded to non-employee directors in 2022. The amounts reported represent the grant date fair value of restricted stock awards granted in fiscal year 2022 in accordance with FASB Topic 718. For information regarding the assumptions used in determining the grant date fair value of the award, please see Note 10 to our financial statements contained in the Company’s Annual Report on Form 10-K, filed on April 4, 2023. As of December 31, 2022, each non-employee director beneficially held 20,000 shares of unvested restricted stock. In addition, certain entities that Mr. Broadus may be deemed to directly or indirectly control held a total of 123,240 additional shares of unvested restricted stock that were issued in connection with the Collaboration Agreement.

(3)	Stock options were not awarded to non-employee Directors in 2022.
(4)	Mr. Broadus resigned from the Board effective as of March 29, 2023, and forfeited all unvested stock awards as of such date.
Our board of Directors has adopted a non-employee Director compensation program effective as of August 24, 2022 that entitles our non-employee directors to a cash retainer for service on the board of directors and for service on each committee on which the director is a member.
All cash retainers shall be paid prospectively on a quarterly basis, pro-rated for any non-employee Director whose service (or whose service in any of the additional capacities described above) commences during a calendar year. The fees payable to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member for the fiscal year ended December 31, 2022:
	Member Annual Fee ($)	Chair Annual Fee ($)
Board of Directors	35,000	—
Audit Committee	12,000	20,000
Compensation Committee	8,000	14,000
Nominating and Corporate Governance Committee	8,000	14,000

EXECUTIVE OFFICERS
Information About Our Executive Officers
Set forth below are our executive officers, together with the positions held by those persons. The executive officers are elected annually and serve at the pleasure of our Board of Directors; however, we have entered into employment agreements with each of the executive officers listed below.
Name of Executive Officer	Age	Position(s) Held with the Company
Lee Trink	55	Chief Executive Officer and Director
Zach Katz	51	President and Chief Operating Officer
Christoph Pachler	56	Chief Financial Officer
Set forth below is certain information concerning the business experience during the past five (5) years and other relevant experience of each of the individuals named above (excluding Mr. Lee Trink, whose business experience is described in the section of this Proxy Statement entitled “Board of Directors” above).
Zach Katz
Mr. Katz is the President and Chief Operating Officer since May 10, 2022. Mr. Katz began his career as a music attorney with the Law Offices of Katz & Katz in Los Angeles from 1996 to 2001. From 2001 through 2005 Mr. Katz moved into music management, representing prominent artists, producers and songwriters. From 2006 through 2012 he co-founded and served as CEO of record label and music publishing company Beluga Heights in partnership with Sony Music and, later, Warner Brothers Records. Mr. Katz has since served as Executive Vice President, Chief Creative Officer, and then President of Records, Publishing and Operations of artist-centric, global music company BMG from 2012 to 2018. From 2019 through 2021, Mr Katz co-founded and served as CEO of music-tech investment fund Raised In Space Enterprises, which focuses on raising the value of music via investments in forward-thinking founders and technology. In 2022, he founded Carte Blanche, a music talent, content and technology company powered by transformative technology. Mr. Katz earned a J.D. from Loyola School of Law in Los Angeles and a B.A. from The University of Southern California.
Christoph Pachler
Mr. Pachler currently serves as Chief Financial Officer since October 3, 2022. Mr. Pachler oversees financial management, including financial planning, accounting and reporting, strategic development, M&A and investor relations, as well as working closely with the executive team on strategies to develop new revenue opportunities and drive profitable growth. Mr. Pachler brings with him more than 25 years of financial management experience with public and private companies in the entertainment and media sector to support FaZe Clan’s next phase of growth as a public company. Mr. Pachler joined FaZe Clan in 2022 from Critical Content, an independent television studio in Los Angeles, where he served as Managing Director & CFO. He was responsible for all financial and corporate matters and oversaw the sale of Critical Content from private equity owners to SK Global Entertainment. Prior to Critical Content, Mr. Pachler was the EVP & Chief Financial Officer for Playboy Enterprises, a media and brand licensing company. During his tenure, the company underwent a major strategic repositioning towards a mainstream brand licensing business model, combined with a significant operational streamlining. He also oversaw the company going private in 2011. Prior to that, Mr. Pachler spent 13 years in various expanding roles at Sony Pictures Entertainment, a leading Hollywood studio, where he was lastly the CFO and SVP for Strategy and Operations in Sony’s international TV business.

EXECUTIVE COMPENSATION
In reviewing this Executive Compensation section, please note that the Company is an “emerging growth company” as defined under applicable SEC rules and is permitted to include scaled disclosure with respect to certain executive compensation information otherwise required by Item 402 of Regulation S-K.
Summary Compensation Table
The following table sets forth certain information with respect to the compensation paid to our named executive officers for the fiscal years ended December 31, 2022 and December 31, 2021:
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non- Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Lee Trink, Chief Executive Officer	2022	600,000	110,800	—	—	—	20,240	731,040
	2021	600,000	600,000	—	170,199	—	8,263	1,378,462
Zach Katz, President and Chief Operating Officer	2022	256,154	398,200	6,263,476	—	—	35,333	6,953,163
Tamara Brandt, Chief Legal Officer(4)	2022	400,150	175,000	2,294,250	—	—	59,563	2,928,963
Kainoa Henry, Former Chief Strategy Officer(5)	2022	348,718	150,000	—	—	—	22,768	521,486
	2021	284,375	270,000	2,328,174	32,172	—	—	2,914,721
(1)
Represents a discretionary annual bonus of $398,200 for Mr. Katz. Additionally, for Mr. Trink, Ms. Brandt and Mr. Henry, includes a discretionary bonus paid in July 2022 in the amounts of $110,800, $175,000 and $150,000, respectively, in recognition of services provided to the Company in connection with the closing of the transaction taking the Company public on July 19, 2022.

(2)
Amounts shown in this column represent the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the equity awards granted to each named executive officer. For a summary of the assumptions used in the valuation of these equity awards, please see Note 10 to the Company’s audited consolidated financial statements as of December 31, 2022, included in the annual report filed April 4, 2023.

(3)
The amount reported for Mr. Trink represents $9,150 for Company-paid insurance premiums for medical, dental, life, vision and disability, and $11,090 for Company 401(k) plan contributions. The amount reported for Mr. Katz represents $27,649 for Company-paid insurance premiums for medical, dental, life, vision and disability, and $7,685 for Company 401(k) plan contributions. The amount reported for Ms. Brandt represents $46,246 for Company-paid insurance premiums for medical, dental, life, vision and disability, and $13,317 for Company 401(k) plan contributions. The amount reported for Mr. Henry represents $13,618 for Company-paid insurance premiums for medical, dental, life, vision and disability, and $9,150 for Company 401(k) plan contributions.

(4)	Ms. Brandt resigned from her role as the Chief Legal Officer and Head of Business and Legal Affairs of the Company effective as of February 3, 2023.
(5)	Mr. Henry resigned from his role as the Chief Strategy Officer of the Company effective as of November 8, 2022.
Narrative Disclosure to Summary Compensation Table
2022 Salaries
The named executive officers receive a base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The 2022 annual base salaries for the named executives officers were:
Name	2022 Base Salary ($)
Lee Trink	600,000
Zach Katz	400,000
Tamara Brandt	400,000
Kainoa Henry	400,000
2022 Bonuses
From time to time the Company’s board of directors or compensation committee may approve bonuses for its executive officers based on individual performance, company performance or as otherwise determined appropriate.

For 2022, the Compensation Committee approved a discretionary annual bonus for Mr. Katz in the amount of $398,200.
In July 2022, the Company paid a special cash bonus to Messrs. Trink and Henry and Ms. Brandt, in the amounts reported in the Summary Compensation Table above. The cash bonuses were made in recognition of the services each individual provided to the Company in connection with the transaction taking the Company public completed on July 19, 2022.
2022 Equity Awards
We granted shares of restricted stock to our named executive officers in 2022, as reflected in the Summary Compensation Table above, under our Amended and Restated 2019 Equity Incentive Plan and 2022 Omnibus Incentive Plan (collectively, the “Stock Plans”).
On May 10, 2022, the Company granted 813,223 shares of restricted stock to Mr. Katz, which vest monthly over three years, following the one-year anniversary of the date of grant.
On October 13, 2022, the Company granted Ms. Brandt 475,000 shares of restricted stock, which vest in four equal installments on each of the six, twelve, eighteen and twenty-four month anniversaries of June 1, 2022.
Employment Agreements
Lee Trink
The Company entered into an employment agreement with Mr. Trink on May 3, 2019, providing that during its term Mr. Trink is to receive an annual base salary of no less than $600,000.
Zach Katz
The Company entered into an employment agreement with Zach Katz on May 10, 2022. The Company and Mr. Katz amended and restated such employment agreement on May 23, 2022. The employment agreement provides for an initial term of employment of three years, and unless terminated, will automatically be renewed for successive one-year periods thereafter. The employment agreement further provides that Mr. Katz will receive an annual base salary of $400,000 and an annual bonus target of 100% of his annual base salary for the applicable year with a maximum annual bonus opportunity of 200% of his annual base salary. In the event that Mr. Katz’s employment is terminated by the Company without cause or by him for good reason, and subject to the execution and nonrevocation of a release of claims in favor of the Company, Mr. Katz will receive (i) a prorated annual bonus based on the actual level of attainment of the applicable performance measures at the end of the annual performance period, (ii) continued payment of annual base salary for twelve months following the date of termination, and (iii) twelve months’ reimbursement of COBRA premiums. Notwithstanding the foregoing, if Mr. Katz’ employment is terminated by the Company without cause or by him for good reason, in either case, during the twenty-four month period following a change in control, then Mr. Katz will receive a lump-sum payment of one year’s base salary in lieu of continued payment of annual base salary for twelve months following the date of termination.
Tamara Brandt
The Company entered into an employment agreement with Ms. Brandt on June 28, 2022. The employment agreement provided that Ms. Brandt would receive an annual base salary of no less than $400,000, and an annual discretionary cash bonus with a target of 100% of base salary and a maximum opportunity of 200% of base salary, dependent on Company financial and individual performance. If 75% of the individual target performance goals for the fiscal year is met, then the annual bonus for the fiscal year would have been not be less than 50% of her bonus target. In the event that Ms. Brandt’s employment were to have been terminated by the Company without cause or by her for good reason, and subject to the execution and nonrevocation of a release of claims in favor of the Company, Ms. Brandt would have received (i) her accrued but unpaid annual bonus, if any, for the fiscal year ending prior to the termination date, (ii) a prorated annual bonus based on the actual level of attainment of the applicable performance measures at the end of the annual performance period, (iii) continued payment of annual base salary for eighteen months following the date of termination, and (iv) eighteen months’ reimbursement of COBRA premiums. In the event Ms. Brandt were to have been terminated by the Company without cause or by her for good reason, in either case, during the twenty-four month period following a change in control, then Ms. Brandt would have received a lump-sum payment equal to eighteen months’ base salary and eighteen months’ reimbursement of COBRA premiums.

Kainoa Henry
The Company entered into an employment agreement with Mr. Henry on May 1, 2021. The employment agreement provided that Mr. Henry would receive an annual base salary of no less than $275,000, an annual discretionary cash bonus and the potential of a 5% net commission related to any new venture as a result of Mr. Henry’s direct efforts and assistance. In the event that Mr. Henry’s employment were to have been terminated by the Company without cause or by him for good reason, and subject to the execution and nonrevocation of a release of claims in favor of the Company, Mr. Henry would have received three months of annual base salary, three months of COBRA premium reimbursement, a pro-rated annual bonus for the year of employment termination based on actual performance through the date of such employment termination and, if this employment termination were to have occured during the two year period following a change in control, his outstanding equity awards would have vested in full.
Named Executive Officer Departures
Consulting Agreement and Separation Agreement with Kainoa Henry
On November 8, 2022 Mr. Henry resigned from his role as the Chief Strategy Officer of the Company. In connection with his resignation, the Company and Mr. Henry entered into both a Consulting Agreement and Separation Agreement. Pursuant to the Consulting Agreement and Separation Agreement both dated November 21, 2022, Mr. Henry is eligible to receive the following benefits: (i) each of Mr. Henry’s unvested stock options and restricted stock awards will vest and become exercisable on May 8, 2023, subject to Mr. Henry complying with the terms of the Consulting Agreement through such date, (ii) for the period commencing on November 21, 2022 and ending on May 21, 2023, Mr. Henry will provide consulting services to the Company at a monthly rate of $35,000, and (iii) Mr. Henry will be eligible to receive five percent of the net revenue received by the Company in respect of certain strategic future initiatives and will be eligible to receive two percent of the net revenue received by the Company on a current initiative. The vesting of Mr. Henry’s unvested stock options and restricted stock awards is also subject to the execution and nonrevocation of a release of claims in favor of the Company.
Advisory Agreement and Separation Agreement with Tamara Brandt
On January 15, 2023, Ms. Brandt resigned from her position as Chief Legal Officer of the Company. In connection with her resignation, the Company and Ms. Brandt entered into both an Advisory Agreement and Separation Agreement. Pursuant to the Advisory Agreement and Separation Agreement both dated January 15, 2023, Ms. Brandt is eligible to receive the following benefits: (i) during the term of the Advisory Agreement, Ms. Brandt’s unvested stock options and restricted stock with the Company will continue to vest; (ii) upon the termination of the Advisory Agreement, each of Ms. Brandt’s vested stock options will be exercisable for one year after the date of such termination of the Advisory Agreement, (iii) any unvested stock options will fully vest upon the termination date of the Advisory Agreement, provided that she is in full compliance with the obligations under the Advisory Agreement, (iv) if the Advisory Agreement is terminated by the Company for convenience prior to the expiration of the initial four-month term, all restricted stock that would have become unrestricted at the end of the initial four-month term will become unrestricted and (v) for the period commencing on February 4, 2023 and ending on June 4, 2023, with a two-month mutual extension option, Ms. Brandt will provide advisory services to the Company at a monthly rate of $37,500. The vesting of Ms. Brandt’s unvested stock options and restricted stock awards is also subject to the execution and nonrevocation of a release of claims in favor of the Company.

Outstanding Equity Awards At Fiscal Year-End 2022
The following table summarizes the number of securities underlying equity awards for the named executive officers as of the end of fiscal year 2022. All outstanding equity was awarded under the 2019 Plan unless otherwise noted.
		Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lee Trink	7/19/21	1,393,417	109,595	—	0.38	3/31/31	—	—	—	—
	10/24/19	890,674	—	—	0.38	10/24/39	—	—	—	—
Zach Katz	5/10/22	—	—	—	—	—	813,223(2)	1,504,463	—	—
Tamara Brandt	7/19/21	622,775	45,230	—	0.38	2/25/31
	7/19/21	222,669	—	—	0.38	2/25/31	—	—	—	—
	10/13/22	—	—	—	—	—	356,250(3)	659,063	—	—
Kainoa Henry	7/19/21	234,845	—	—	0.38	3/31/31
	7/19/21	146,126	—	—	0.38	10/18/30
	10/18/21	—	—	—	—	—	47,379(4)	87,651	—	—
(1)
Options vest twenty-five percent (25%) on the one (1) year anniversary of the vesting commencement date and one forty-eighth (1/48th) on each month on the same day as the vesting commencement date. The vesting commencement date is April 1, 2021 for Mr. Trink and February 26, 2021 for Ms. Brandt.

(2)	Restricted stock award vests monthly over three years, following the one-year anniversary of the date of grant.
(3)
Restricted stock award was granted under the 2022 Plan and vests in four equal installments on each of the six, twelve, eighteen and twenty-four month anniversaries of the date of June 1, 2022. Ms. Brandt’s outstanding equity awards will continue to vest during the term of her Advisory Agreement, as described above.

(4)	The remaining shares of restricted stock will vest on May 8, 2023, pursuant to the terms of Mr. Henry’s Consulting Agreement, as described above.
(5)	Determined with reference to $1.85, the closing price of a share of FaZe Common Stock on the last trading date before December 30, 2022.
Additional Narrative Disclosure
Retirement Plan
The Company maintains a defined contribution employee retirement plan, or 401(k) plan, for its employees. The Company’s named executive officers are eligible to participate in the 401(k) plan on the same basis as its other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides for an employer match of 100% of employee deferrals up to 4% of the employee’s compensation. The 401(k) plan also provides that the Company may make discretionary non-elective contributions.
The Company does not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans.
Employee Benefits and Perquisites
During their employment with the Company, named executive officers are eligible to participate in Company employee benefit plans, including its medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of its other employees and subject to the terms and eligibility requirements of those plans.

Change in Control Benefits
The Company maintains the 2022 Omnibus Incentive Plan, adopted in October 2021, under which named executive officers participate. Pursuant to the terms of the plan, in the event of a change in control of the Company and any outstanding equity awards are not assumed or substituted in connection with the change in control, and the employee is terminated without cause or the employee resigns for good reason within the twenty-four month period following the change in control, then all unvested equity will accelerate and become fully vested. The executives are also entitled to certain severance and change in control benefits pursuant to individual employment agreements, as described above.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2022, with respect to shares of our Common Stock that may be issued under the 2022 Omnibus Incentive Plan, 2022 Employee Stock Purchase Plan and Amended 2019 Equity Incentive Plan, all stockholder approved, as of December 31, 2022.
	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b)(2)	(c)(3)
Equity compensation plans approved by security holders	21,216,033	0.38	89,522,829
Equity compensation plans not approved by security holders	—	—	—
Total	21,216,033	0.38	89,522,829
(1)
Represents 1,238,667 and 19,977,366 stock option, restricted stock units and restricted stock awards outstanding under the 2022 Omnibus Incentive Plan and Amended 2019 Equity Incentive Plan, respectively.

(2)	The weighted average exercise price does not take into account the shares issuable upon settlement of outstanding restricted stock, which have no exercise price.
(3)
Represents 11,120,022, 75,000,000 and 3,402,807 awards available for grant under the 2022 Omnibus Incentive Plan, 2022 Employee Stock Purchase Plan and Amended 2019 Equity Incentive Plan, respectively.

REPORT OF THE AUDIT COMMITTEE
This Audit Committee Report shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference by any general statement into any past or future filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that FaZe Holdings, Inc. and its subsidiaries (collectively, the “Corporation”) specifically incorporates this information by reference into such filing, and shall not otherwise be deemed filed under such Acts.
The members of the Audit Committee of the board of directors of FaZe Holdings Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2022 as follows:
1.	The Audit Committee has reviewed and discussed with management the audited financial statements for FaZe Holdings Inc. for the fiscal year ended December 31, 2022.
2.
The Audit Committee has discussed with representatives of Marcum LLP the matters required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.
The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions referred to above, the Audit Committee recommended to our board of directors that the audited financial statements be included in FaZe’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
The Audit Committee operates pursuant to a charter that was approved by our board of directors. A copy of the Audit Committee Charter is available on the corporate governance section of our investor relations website, available at investor.fazeclan.com under the heading “Governance Overview.”
AUDIT COMMITTEE

Angela Dalton, Chair
Mickie Rosen
Andre Fernandez

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of our Common Stock as of the Record Date (unless otherwise indicated) by:
•	each person, or group of affiliated persons, who is known to be the beneficial owner of more than 5% of our Common Stock;
•	each of the Company’s directors, including director nominees;
•	each of the Company’s named executive officers; and
•	all current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, Warrants (as defined herein) and restricted stock units that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.
The beneficial ownership of our Common Stock is based on 75,119,027 shares of Common Stock issued and outstanding as of the Record Date.
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percentage of Total Voting Power
5% Holders
B. Riley Principal Investments, LLC(2)	11,184,152	14.9%
TF US 2 AS(3)	4,998,580	6.7%
AEV Esports, LLC(4)	3,842,359	5.1%
Yousef Abdelfattah(5)	4,234,074	5.5%

Directors, Director Nominees and Named Executive Officers
Lee Trink and Affiliates(6)	5,213,650	6.7%
Zach Katz(7)	877,677	1.2%
Christoph Pachler	—	—
Tamara Brandt(8)	1,332,740	1.8%
Kainoa Henry(9)	818,418	1.1%
Nick Lewin(10)	1,710,014	2.3%
Mickie Rosen	20,000	*
Paul Hamilton(4)	3,862,359	5.1%
Ross Levinsohn(11)	324,333	*
Daniel Shribman(12)	584,803	*
Angela Dalton	20,000	*
Bruce Gordon	20,000	*
Andre Fernandez	20,000	*
All Company directors and current executive officers as a group (11 individuals)	12,652,836	16.3%
*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o FaZe Holdings Inc., 720 N. Cahuenga Blvd., Los Angeles, CA 90038.
(2)
Includes (i) 2,000,000 shares of Common Stock purchased by B. Riley Principal Investments, LLC (“BRPI”) pursuant to a Subscription Agreement, (ii) 5,342,500 shares of Common Stock purchased by BRPI pursuant to the Sponsor Support Agreement and the Backstop Subscription Agreement, (iii) 3,685,651 shares of Common Stock acquired from the Sponsor through distributions of securities by the Sponsor, of which 1,608,825 shares are subject to forfeiture if the vesting conditions set forth in the Sponsor Support Agreement are not met during the five-year period beginning October 18, 2022 and ending on the fifth anniversary of the closing of the business combination (the “sponsor earn-out shares”), and (iv) 156,001 shares of Common Stock underlying 156,001 Private Placement Warrants (as defined herein). BRPI is a wholly-owned subsidiary of B. Riley Financial, Inc. (“BRF”). Bryant R. Riley is the co-Chief Executive Officer and Chairman of the Board of Directors of BRF. As a result, each of BRF and Bryant R. Riley may be deemed to share voting and investment power over the shares held by BRPI. Each of BRF and Bryant R. Riley disclaims beneficial ownership over such securities except to the extent of its/his pecuniary interest therein. The business address of BRPI is 11100 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025.
(3)
Includes 367,069 earn-out shares issued to pre-business combination securityholders of Legacy FaZe (as defined herein), which are subject to forfeiture if certain price-based vesting conditions are not met during the five-year period beginning October 18, 2022 and ending on the fifth anniversary of the closing of the business combination (the “earn-out shares”). TF US 2 AS is indirectly wholly owned by Michael Treschow. Mr. Treschow has sole voting and investment power over the shares held by TF US 2 AS and therefore may be deemed to be the beneficial owner of such shares. The business address of TF US 2 is Sanden 1, 3264 Larvik, 3805 Larvik, Norway.

(4)
Includes 3,862,359 shares of Common Stock held directly by AEV Esports, LLC (“AEV”) (245,452 of which are earn-out shares). Paul Hamilton is the President and Chief Executive Officer of AEV and may be deemed to share voting and investment power over the shares held by AEV. Cox Corporate Services, Inc. is the controlling member of AEV. Cox Corporate Services, Inc. is wholly owned by Cox Enterprises, Inc. Cox Enterprises, Inc. may be deemed to share beneficial ownership over the shares held by AEV. The address of the principal business office of Cox Corporate and Cox Enterprises is 6205 Peachtree Dunwoody Road, Atlanta, GA 30328. The principal business address for AEV is 6205 Peachtree Dunwoody Road, Atlanta, GA 30328. The business address of Mr. Hamilton is c/o AEV Esports, LLC, 6205 Peachtree Dunwoody Road, Atlanta, GA 30328.

(5)
Includes (i) 302,904 earn-out shares and (ii) 1,660,735 shares of Common Stock over which Mr. Abdelfattah has the right to acquire voting and investment power upon the exercise of stock options within 60 days after the Record Date. Yousef Abdelfattah is one of the co-founders of Legacy FaZe and was a director of Legacy FaZe prior to the consummation of the Business Combination.

(6)
Includes (i) 2,493,282 shares of Common Stock held by Dare Mighty Entertainment, LLC (including 183,098 earn-out shares), (ii) 190,125 earn-out shares held by Mr. Trink and (ii) 2,307,575 shares of Common Stock over which Mr. Trink has the right to acquire voting and investment power upon the exercise of stock options within 60 days after the Record Date. Mr. Trink has sole voting and investment power over the shares held by Dare Mighty Entertainment, LLC and therefore may be deemed to be the beneficial owner of such shares.

(7)	Includes 64,454 earn-out shares.
(8)
Includes (i) 63,598 earn-out shares and (ii) 854,142 shares of Common Stock over which Ms. Brandt has the right to acquire voting and investment power upon the exercise of stock options within 60 days after the Record Date. Ms. Brandt served as Chief Legal Officer and Head of Business and Legal Affairs of the Company until February 3, 2023.

(9)
Includes (i) 58,417 earn-out shares and (ii) 380,971 shares of Common Stock over which Mr. Henry has the right to acquire voting and investment power upon the exercise of stock options within 60 days after the Record Date. Mr. Henry served as Chief Strategy Officer of the Company until November 8, 2022.

(10)
Includes (i) 730,794 earn-out shares held by CPH Phase II SPV LP and (ii) 662,023 shares of Common Stock (including 519,009 earn-out shares) held by CPH Phase III SPV LP. CPH Holdings VII, LLC was the sole general partner of each of CPH Phase II SPV LP and CPH Phase III SPV LP, and Nick Lewin is the sole manager of CPH Holdings VII, LLC. In such capacity, Mr. Lewin had sole voting and investment power over the securities held by CPH Phase II SPV LP and CPH Phase III SPV LP and therefore may be deemed to be the beneficial owner of such securities. With respect to the securities held by CPH Phase II SPV LP and CPH Phase III SPV LP, Mr. Lewin disclaims beneficial ownership, except to the extent of his pecuniary interest therein. The business address of CPH Phase II SPV LP and CPH Phase III SPV LP is 1230 Montana Avenue, Suite 201, Santa Monica, CA 90403.

(11)
Includes (i) 300,000 shares of Common Stock acquired from the Sponsor through distributions of securities by the Sponsor, of which 143,500 shares are sponsor earn-out shares, and (ii) 4,333 shares of Common Stock underlying 4,333 Private Placement Warrants.

(12)
Includes (i) 560,470 shares of Common Stock acquired from the Sponsor through distributions of securities by the Sponsor, of which 273,735 shares are sponsor earn-out shares, and (ii) 4,333 shares of Common Stock underlying 4,333 Private Placement Warrants.

PROHIBITION ON HEDGING AND SHORT SALES
We prohibit our directors, officers and employees from engaging (directly or indirectly) in hedging transactions, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities. Hedging transactions include, but are not limited to, collars, equity swaps, exchange funds and prepaid variable forward sale contracts. In addition, we prohibit our directors, officers and employees from engaging in short sales of our securities.
DELINQUENT SECTION 16(a) REPORTS
Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, our officers and directors and persons who beneficially own more ten percent (10%) of our Common Stock are required to: (a) report with the SEC their initial ownership and change in ownership with respect to all of our equity securities; and (b) furnish us with copies of those reports. As a practical matter, we assist our officers and directors in preparing initial ownership reports and reporting ownership changes and we typically file these reports on their behalf.
Based solely on our review of such reports filed with the SEC during or with respect to the year ended December 31, 2022 and written representations from our officers and directors, we believe that our officers, directors and more than ten percent (10%) stockholders complied with all Section 16(a) filing requirements applicable to those reporting persons, except for: (a) each of Calvin Cordozar Broadus, Jr., Andre J. Fernandez, Bruce Alan Gordon, Paul Hamilton, Ross Levinsohn, Nick Lewin, Christoph Pachler and Mickie Rosen who filed one Form 4 late reporting one transaction not reported on a timely basis, (b) Christoph Pachler who filed a Form 3 late, and (c) B. Riley Financial, Inc. and affiliates who filed a Form 4 late reporting two transactions not reported on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
FaZe’s audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between FaZe and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of the audit committee of FaZe provides that the audit committee will review and approve in advance any related person transaction.
FaZe has adopted a policy for the review and approval of related person transaction, which will require, among other things, that:
•	The audit committee will review the material facts of all related person transactions.
•
In reviewing any related person transaction, the audit committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to FaZe than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

•
In connection with its review of any related person transaction, FaZe will provide the audit committee with all material information regarding such related person transaction, the interest of the related person and any potential disclosure obligations of FaZe in connection with such related person transaction.

•	If a related person transaction will be ongoing, the audit committee may establish guidelines for the management of FaZe to follow in its ongoing dealings with the related person.
Related Person Transactions
Collaboration Agreement with Snoop Dogg
On February 17, 2022, Legacy FaZe Clan Inc. (“Legacy FaZe”) entered into a collaboration agreement with Spanky’s Clothing Inc., Cordell Broadus, Boss Lady Entertainment and SMAC Entertainment for an initial term of two years, pursuant to which Calvin Cordozar Broadus, Jr. became a member of FaZe’s talent network and joined the board of directors on the Closing Date of the Business Combination and agreed to (i) exclusively, except for companies not in direct competition with FaZe, promote FaZe for three years, and (ii) grant FaZe license to use his name and likeness in connection with certain content and services to be produced by him for FaZe, including (w) social media posts, (x) brand campaigns with FaZe sponsors, (y) hosting of events and (z) merchandise collaborations. Calvin Cordozar Broadus, Jr. is the Chief Executive Officer of Spanky’s Clothing Inc. Cordell Broadus is the son of Calvin Cordozar Broadus, Jr. Shante Broadus, the spouse of Calvin Cordozar Broadus, Jr., is the Chief Executive Officer of Boss Lady Entertainment. Constance Schwartz-Mornio, the manager of Calvin Cordozar Broadus, Jr., is the Chief Executive Officer of SMAC Entertainment. The Company granted Legacy FaZe’s restricted stock, which converted into Company restricted stock awards, equal in value to (i) $1,857,154 to Calvin Cordozar Broadus, Jr., (ii) $247,615 to Cordell Broadus, (iii) $247,615 to Boss Lady Entertainment and (iv) $247,615 to SMAC Entertainment, each of which will vest as follows: (x) one-third on August 17, 2022, (y) one-third in monthly installments through February 17, 2023 and (z) one-third in monthly installments through February 17, 2024. In addition, FaZe agreed to consider in good faith further equity bonuses and committed $50,000 in value for community outreach, including for the Snoop Youth Football League, scholarships or other charitable causes.
Founder Shares and Private Placement Units
In June 2020, B. Riley Principal 150 Sponsor Co., LLC (the “Sponsor”) purchased an aggregate of 4,312,500 Founder Shares from B. Riley Principal 150 Merger Corp. (“BRPM”) in exchange for a capital contribution of $25,000, or approximately $0.006 per share. The Founder Shares automatically converted into 4,312,500 shares of Common Stock in connection with the Merger. Pursuant to the Sponsor Support Agreement, 50% of the Founder Shares are subject to forfeiture following Closing if certain price-based vesting conditions are not met during the five-year period beginning on the date that is 90 days after the Closing and ending on the fifth anniversary of the Closing Date.
The Sponsor purchased an aggregate of 520,000 Private Placement Units in connection with BRPM’s initial public offering, at a price of $10.00 per unit, or $5,200,000 in the aggregate. Each Private Placement Unit consisted of one share of BRPM Class A common stock and one-third of one BRPM warrant. Each whole warrant entitled the holder to purchase one share of BRPM Class A common stock at an initial exercise price of $11.50 per share. As disclosed in the prospectus for BRPM’s IPO, the members of BRPM’s management team and its directors, together with certain officers of companies affiliated with B. Riley Financial who have assisted BRPM in sourcing potential acquisition targets, also invested in the Sponsor by subscribing for units issued by the Sponsor.
Upon the Closing of the Business Combination, the Private Placement Units automatically separated into their underlying components. As of April 18, 2023, there were 173,333 Private Placement Warrants issued and outstanding.
PIPE Investment
Concurrently with the execution of the Merger Agreement, the PIPE Investors, including investors affiliated with BRPM, entered into a series of subscription agreements (“Subscription Agreements”) providing for the purchase by the PIPE Investors immediately prior to the closing of the Business Combination of an aggregate of 10,000,000 shares of Common Stock at a price per share of $10.00, for gross proceeds to FaZe of $100,000,000. At the Closing, investors that had committed to invest approximately $71.4 million in the PIPE Investment defaulted on their commitment. Pursuant to its backstop commitment under the Sponsor Support Agreement the Sponsor committed to purchase, or cause an affiliate or designee to purchase, the portion of the PIPE Investment not purchased by third-party subscribers to cause the actual PIPE Investment received by BRPM to equal $100.0 million (including the $20.0 million PIPE Investment made by an affiliate of the Sponsor), B. Riley Principal Investments, LLC invested approximately $53.4 million in the PIPE Investment.
Sponsor Support Agreement
Concurrently with the execution and delivery of the Merger Agreement, BRPM, FaZe, and the Sponsor entered into the Sponsor Support Agreement, pursuant to which the Sponsor agreed to (i) invest at least $20,000,000 in the PIPE Investment as well as to backstop the PIPE Investment, if the amount in cash actually received by BRPM from the PIPE Investment at Closing is less than $100,000,000, by committing to purchase that portion of the PIPE Investment not purchased by third party investors to cause the PIPE Investment actually received by BRPM at the Closing to equal $100,000,000, (ii) waive the anti-dilution and conversion price adjustments set forth in BRPM’s amended and restated certificate of incorporation with respect to the Founder Shares, (iii) subject 50% of the Founder Shares to forfeiture following Closing if certain price-based vesting conditions are not met during the Earn-Out Period, (iv) subject the Founder Shares to certain transfer restrictions, and (v) vote all voting equity securities owned by it in favor of the Merger Agreement, Business Combination, and each other proposal presented by BRPM in the proxy statement/prospectus filed in connection with the Business Combination.
At the Closing, investors that had committed to invest approximately $71.4 million in the PIPE Investment defaulted on their commitment. Pursuant to its backstop commitment under the Sponsor Support Agreement the Sponsor committed to purchase, or cause an affiliate or designee to purchase, the portion of the PIPE Investment not purchased by third-party subscribers to cause the actual PIPE Investment received by BRPM to equal $100.0 million (including the $20.0 million PIPE Investment made by an affiliate of the Sponsor), B. Riley Principal Investments, LLC invested approximately $53.4 million in the PIPE Investment.
Backstop Assignment and Release Agreement
On July 19, 2022, BRPM entered into a Backstop and Release Agreement (the “Backstop and Release Agreement”) with the Sponsor and Legacy FaZe pursuant to which BRPM assigned to the Sponsor all present and future rights, title, and interest in, to and under the Subscription Agreement of the PIPE Investors who did not satisfy their obligations under their respective Subscription Agreement, and the Sponsor agreed to use commercially reasonable efforts to take, or cause to be taken, such actions that the Sponsor deems to be proper or advisable to consummate the transactions contemplated by the Subscription Agreements, and Legacy FaZe agreed on behalf of itself and FaZe to use commercially reasonable efforts to assist the Sponsor’s efforts. The Backstop and Release Agreement also includes a release by Legacy FaZe of certain claims against BRPM, the Sponsor and the placement agent of the PIPE Investment arising from or relating to such assignment and related matters.
Administrative Support Agreement
BRPM paid the Sponsor $3,750 per month for office space, secretarial and administrative services provided to members of the BRPM management team. BRPM ceased paying these fees upon completion of the Business Combination.

No compensation of any kind was paid by BRPM to the Sponsor, BRPM’s officers and directors, or any of BRPM’s or their respective affiliates for services rendered prior to or in connection with the Business Combination. However, these individuals were reimbursed for out-of-pocket expenses incurred on BRPM’s behalf.
B. Riley Loan to FaZe
On March 10, 2022, the B. Riley Lender, an affiliate of the Sponsor, entered into a Bridge Loan Agreement with Legacy FaZe pursuant to which the B. Riley Lender agreed (i) to issue the Initial Term Loan in the amount of $10 million and (ii) upon receipt of a borrowing notice from Legacy FaZe, to issue the Final Term Loan in the amount of $10 million. In connection with the Term Loan, on March 10, 2022, FaZe waived the Minimum Proceeds Condition under the Merger Agreement.
The Term Loan was evidenced by a term promissory note and accrues interest at a rate of 7% per year, compounded quarterly. The Term Loan was secured by all assets of FaZe, other than the Excluded Collateral (as defined in the Pledge and Security Agreement), subject to Intercreditor Agreements entered into between the B. Riley Lender and FaZe’s senior lienholders, CPH and Cox. The Term Loan was repaid in full on the Closing Date of the Business Combination.

THE COMPANY’S RELATIONSHIP WITH ITS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
Principal Accountant Fees and Services
The following table summarizes the fees billed by our current registered public accounting firm, Marcum LLP (“Marcum”), for professional services rendered during fiscal years 2022 and 2021:
	December 31, 2022	December 31, 2021
Annual Audit Fees(1)	$405,250	$371,920
Audit-Related Fees(2)	$239,626	$43,000
Tax Fees(3)	$21,071	$1,288
All Other Fees	$	$
Total Fees For Services(4)	$665,912	$416,208
(1)
Annual audit fees for the audit of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 and the review of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q.

(2)	Audit-related fees are the fees for the financial statement audit of our 401(k) Plan.
(3)	Tax fees are fees for tax compliance and advice.
(4)	None of the fees listed in the table above were approved by the Audit Committee in reliance on a waiver from pre-approval under paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.
Audit Committee Pre-Approval Policies and Procedures
As required under the Audit Committee’s charter, our Audit Committee is responsible for approving all audit, audit-related and certain other services. The Audit Committee reviews and, in its sole discretion, approves the independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and all permitted non-audit engagements and relationships between the Company and the independent auditor (which approval should be made after receiving input from the Company’s management, if desired).

PROPOSAL 1
ELECTION OF DIRECTORS
The current term of the Class I directors will expire at the Annual Meeting. Our board of directors nominated each of Mickie Rosen and Ross Levinsohn for election at the Annual Meeting as a Class I director to hold office until the annual meeting of stockholders to be held in 2026 and until his or her successor is duly elected and qualified or until his earlier death, resignation or removal. Please see the section titled “Board of Directors” for Ms. Rosen’s and Mr. Levinsohn’s biographies. The nominees have consented to serve a term as Class I directors. Should any of the nominees become unable to serve for any reason prior to the Annual Meeting, the board of directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, or may reduce the number of directors on the board of directors.
Vote Required and Board of Directors’ Recommendation
Each director will be elected by a plurality of the votes cast. Votes that are “withheld” and broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE ABOVE NOMINEES FOR ELECTION AS CLASS I DIRECTORS TO THE BOARD.

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT
FaZe is asking stockholders to adopt and approve a proposed amendment to our Second Amended and Restated Certificate of Incorporation (“Charter”) to effect the Reverse Stock Split. Our Board of Directors has unanimously approved and declared advisable the proposed amendment, and recommends that our stockholders adopt and approve the proposed amendment. The foregoing description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Appendix A (the “Certificate of Amendment”).
If stockholders approve this proposal, the Board of Directors will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split only if the Board of Directors determines that the Reverse Stock Split would be in the best interests of FaZe and its stockholders. The Reverse Stock Split could become effective as soon as the business day immediately following the Annual Meeting. The Board of Directors also may determine in its discretion not to effect the Reverse Stock Split and not to file the Certificate of Amendment. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.
The proposed amendment, if effected, will effect a Reverse Stock Split of the outstanding shares of our Common Stock at a reverse stock split ratio of 1-for-20 or 1-for-30, as determined by our Board of Directors at a later date. As of the Record Date, 75,119,027 shares of our Common Stock were issued and outstanding. Based on such number of shares of our Common Stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the reverse stock split ratio selected by our Board of Directors, issued and outstanding shares of stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split—Effect on Shares of Common Stock”.
All holders of our Common Stock will be affected proportionately by the Reverse Stock Split.
No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each Common Stockholder will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our Common Stock will continue to be $0.0001 per share (see “—Effects of the Reverse Stock Split—Reduction in Stated Capital”).
Reasons for the Reverse Stock Split
Our Board of Directors has determined that it is in the best interests of FaZe and its stockholders to combine our shares of Common Stock at one of two (2) reverse stock split ratios, as determined by the Board of Directors at a later date, in order to reduce the number of shares of Common Stock outstanding. Our Board of Directors authorized the reverse split of our Common Stock with the primary intent of increasing the per share trading price of our Common Stock in order to meet Nasdaq’s price criteria for continued listing on that exchange. Our Common Stock is publicly traded and listed on Nasdaq under the symbol “FAZE.” Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in FaZe’s and our stockholders’ best interests.
On March 23, 2023, we received a letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of Nasdaq informing us that our Common Stock failed to comply with the $1.00 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) based upon the closing bid price of the Common Stock for the 30 consecutive business days prior to the date of the Letter (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial period of 180 calendar days, or until September 19, 2023 (the “Compliance Date”), by which we have to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price our must meet or exceed $1.00 per share for a minimum of ten consecutive business days at any time prior to the Compliance Date, unless the Staff exercises its discretion to extend this ten-day period.
The Letter also disclosed that, if we do not regain compliance with the minimum bid price requirement by the Compliance Date, we may be eligible for an additional 180-calendar day compliance period. To qualify for additional time, FaZE would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If FaZe meets these requirements, Nasdaq will inform FaZe that it has been granted an additional 180 calendar days. However, if it appears to the Staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq will provide notice that FaZe’s securities will be subject to delisting.
In addition to bringing the per share trading price of our Common Stock back above $1.00, we also believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.
Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the per share trading price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the per share trading price of our Common Stock will increase following the Reverse Stock Split or that the per share trading price of our Common Stock will not decrease in the future.
Criteria to be Used for Determining Whether to Implement the Reverse Stock Split
In determining whether to implement the Reverse Stock Split and which reverse stock split ratio to implement, if any, following receipt of stockholder approval of the amendment to our Charter to effect the Reverse Stock Split, the Board of Directors may consider, among other things, various factors, such as:
•	the historical trading price and trading volume of our Common Stock;
•	the Nasdaq continued listing requirements;
•	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short-and long-term; and
•	prevailing general market and economic conditions.
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split
The Reverse Stock Split May Not Increase the Price of our Common Stock over the Long-Term. As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our Common Stock to meet the Minimum Bid Price Requirement. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success.
The Reverse Stock Split May Decrease the Liquidity of our Common Stock. The Board of Directors believes that the Reverse Stock Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.
The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.
The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, may be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.
Effective Time
The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by FaZe, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. The Effective Time could occur as soon as the business day immediately following the Annual Meeting or at any time prior to the one year anniversary of the date of the Annual Meeting. However, the exact timing of the filing of the amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.
If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board of Directors, in its sole discretion, determines that it is in FaZe’s best interests and the best interests of FaZe’s stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned.
Fractional Shares
Stockholders will not receive fractional shares of Common Stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our Common Stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.
Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.
If you believe that you may not hold sufficient shares of our Common Stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold our Common Stock after the Reverse Stock Split, you may do so by either:
•	purchasing a sufficient number of shares of our Common Stock; or
•	if you have shares of our Common Stock in more than one account, consolidating your accounts;
in each case, so that you hold a number of shares of our Common Stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of Common Stock in the Reverse Stock Split. Shares of our Common Stock held in registered form and shares of our Common Stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split
General
After the effective date of the Reverse Stock Split, if implemented by the Board of Directors, each stockholder will own a reduced number of shares of Common Stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our Common Stock based on the reverse stock split ratio selected by our Board of Directors.
Voting rights and other rights of the holders of our Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our Common Stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board of Directors believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.
Effect on Shares of Common Stock
The following table contains approximate information, based on share information as of the Record Date, relating to our outstanding Common Stock based on the proposed reverse stock split ratios and information regarding our authorized shares assuming that the proposal is approved and the Reverse Stock Split are implemented:
Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	500,000,000	75,119,027	27,228,397	397,678,885
Post-Reverse Stock Split 1:20	500,000,000	3,755,926	1,361,420	494,882,654
Post-Reverse Stock Split 1:30	500,000,000	2,503,951	907,613	496,588,436
After the effective date of the Reverse Stock Split, our Common Stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our Common Stock.
Our Common Stock is currently registered under Section 12(b) of the Exchange Act. The Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act or the listing of our Common Stock on Nasdaq. Following the Reverse Stock Split, our Common Stock will continue to be listed on Nasdaq under the symbol “FAZE,” although it will be considered a new listing with a new CUSIP number.
Effects of the Reverse Stock Split on Authorized Share Capital
The proposed amendment to our Charter to effect the Reverse Stock Split would not impact our authorized share capital, which would remain at 501,000,000 shares, consisting of 500,000,000 shares of Common Stock 1,000,000 shares of preferred stock.
Effect on Par Value
The proposed amendments to our Charter to effect the Reverse Stock Split will not affect the par value of our Common Stock, which will remain at $0.0001.
Effect on Preferred Stock
The proposed amendment to our Charter to effect the Reverse Stock Split would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance
By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Board of Directors believes the increase is appropriate for use to fund the future operations of the Company and in connection with employee and director benefit programs, future talent and collaboration agreements and other desirable corporate activities. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.
Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board of Directors an effective increase in the authorized shares available for issuance, in its discretion. The Board of Directors from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If the Board of Directors authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.
Reduction in Stated Capital
As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.
Effect on Warrants
As of the Record Date, there were outstanding warrants to purchase an aggregate of 5,923,333 shares of Common Stock, consisting of (i) 5,750,000 public warrants (the “Public Warrants”) and (ii) 173,333 private placement warrants (together with the Public Warrants, the “Warrants”) with an exercise price of $11.50 per share.
Pursuant to the Warrant Agreement, dated as of February 18, 2021 (the “Warrant Agreement”), by and between FaZe and Continental Stock Transfer & Trust Company, on the effective date of the Reverse Stock Split, (i) the number of shares of Common Stock issuable upon exercise of each Warrant shall be decreased in proportion to the decrease in outstanding shares of Common Stock and (ii) the warrant price shall be proportionally increased. Notwithstanding the foregoing, the Warrant Agreement provides that the Company may not issue fractional shares upon the exercise of Warrants, and if the holder of any Warrant would be entitled to receive fractional shares upon the exercise thereof, the Company shall round down the number of shares to be issued upon such exercise to the nearest whole number.
Effect on Outstanding Equity Awards and Stock Plans
As of the Record Date, we had approximately 18,863,654 shares subject to stock options, 1,592,704 unvested restricted shares and 728,417 unvested restricted stock units outstanding under our Stock Plans. Under our Stock Plans, the Compensation Committee will determine the appropriate adjustment to the awards granted under our Stock Plans in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is effected, the number of shares available for issuance under the 2022 Omnibus Incentive Plan and the 2022 Employee Stock Purchase Plan, as well as the number of shares subject to any outstanding award under the Stock Plans, and the exercise price, grant price or purchase price relating to any such award under the Stock Plans, are expected to be proportionately adjusted by the Compensation Committee to reflect the Reverse Stock Split. In addition, pursuant to the authority provided under the Stock Plans, the Compensation Committee is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our Stock Plans.
For illustrative purposes only, if a 1-for-20 reverse stock split is effected, the 13,588,848 shares that remain available for issuance under the 2022 Omnibus Incentive Plan and the 2022 Employee Stock Purchase Plan as of April 18, 2023, are expected to be adjusted to 679,442 shares, subject to increase as and when awards made under the applicable Stock Plan expire or are forfeited and are returned per the terms of the Stock Plan. Further, for illustrative purposes only, if a 1-for-20 reverse stock split is effected, an outstanding stock option for 10,000 shares of Common Stock, exercisable at $1.00 per share, would be adjusted as a result of a 1-for-20 split ratio into an option exercisable for 500 shares of Common Stock at an exercise price of $20 per share.
Effect on Earn-Out Shares and Sponsor Earn-Out Shares
As of the Record Date, there were 5,312,098 earn-out shares and 2,156,250 sponsor earn-out shares outstanding and, in each case, subject to forfeiture if certain volume-weighted average price (“VWAP”) per share thresholds for the Company's Common Stock are not met during the five-year period beginning October 18, 2022. In particular, if (i) the VWAP of the Company's Common Stock equals or exceeds $12.00 for any 20 trading days within any 30 trading day period, one-third of the earn-out shares and sponsor earn-out shares, respectively, will vest, (ii) the VWAP of the Company's Common Stock equals or exceeds $14.00 for any 20 trading days within any 30 trading day period, one-third of the earn-out shares and sponsor earn-out shares, respectively, will vest and (iii) the VWAP of the Company's Common Stock equals or exceeds $16.00 for any 20 trading days within any 30 trading day period, one-third of the earn-out shares and sponsor earn-out shares, respectively, will vest (each a “Trigger Event”). If the Reverse Stock Split is effected, the number of earn-out shares and sponsor earn-out shares will be proportionately decreased based on the reverse stock split ratio selected by our Board of Directors. Correspondingly, the VWAP targets applicable to each Trigger Event will be increased in direct proportion to the Reverse Stock Split ratio in order to maintain the same economic correlation between (x) the $10.00 per share deemed price at which the per share merger consideration was issued in connection with the business combination and (ii) the VWAP target applicable to each Trigger Event.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Effects on Regulatory Matters
We are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC.
Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record
If you hold registered shares of our Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our Common Stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our Common Stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of our Common Stock for which you received a cash payment.
At the Effective Time, we intend to treat stockholders holding shares of our Common Stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our Common Stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our Common Stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.
Shares Held in Certificated Form
If you hold any of your shares of our Common Stock in certificated form (the “Old Certificate(s)”), you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can deliver your Old Certificate(s) so that you are in a position to freely trade your post-Reverse Stock Split shares of our Common Stock, which will be in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after your delivery of a letter of transmittal indicating the number of shares of our Common Stock you hold, together with any payment of cash in lieu of fractional shares to which you are entitled. Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of our Common Stock resulting from the Reverse Stock Split.
YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.
Vote Required and Board of Directors’ Recommendation
Under Delaware law, the affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting is required to adopt and approve the amendment to our Charter to effect the Reverse Stock Split. Because adoption and approval of the amendment to our Charter to effect the Reverse Stock Split requires a majority of the outstanding shares, an abstention with respect to the reverse stock split proposal will have the same effect as a vote “Against” the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND OUR CHARTER TO EFFECT THE REVERSE STOCK SPLIT.
No Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split described in this proposal and we will not independently provide our stockholders with any such rights.
Interest of Certain Persons in Matters to be Acted Upon
No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.
Certain U.S. Federal Income Tax Considerations of the Reverse Stock Split
The following discussion is a general summary of certain U.S. federal income tax considerations of the Reverse Stock Split that may be relevant to holders of our Common Stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, and changes to any of which may result in U.S. federal income tax consequences that differ from those discussed below.
This discussion applies only to holders that are U.S. Holders (as defined herein) and does not address all aspects of U.S. federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to an alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) and their partners; (vii) traders in securities that elect to use a mark-to-market method of accounting with respect to securities; (viii) persons who actually or constructively own five percent or more of our Common Stock; (ix) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (x) persons holding our Common Stock as part of a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (xi) persons who acquire shares of our Common Stock in connection with employment or other performance of services; or (xii) U.S. expatriates or former long-term residents of the United States. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock and their partners should consult their tax advisors regarding the tax consequences of the Reverse Stock Split to them.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split. There can be no assurance that the IRS would not assert, or a court would not sustain, a position contrary to any of the consequences described below. The following summary does not address any U.S. state or local or foreign tax considerations, any estate or gift tax considerations, or the Medicare tax on net investment income.
EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.
For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes is: (1) a citizen or individual resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.
The Reverse Stock Split is intended to be treated as a “recapitalization,” within the meaning of Section 368(a)(1)(E) of the Code, for U.S. federal income tax purposes. Assuming the Reverse Stock Split so qualifies, a U.S. Holder should generally not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our Common Stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such U.S. Holder’s holding period in the shares of our Common Stock received should include the holding period in the shares of our Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for our Common Stock surrendered exceeds one year at the Effective Time.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND OUR CHARTER TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL 3
PROPOSAL TO RATIFY THE APPOINTMENT OF
MARCUM LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Marcum LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Marcum LLP has served as our independent auditor since 2021. A representative of Marcum LLP is expected to attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.
Reasons for the Proposal
Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval. Nonetheless, the Board of Directors is seeking ratification of the selection of Marcum LLP as a matter of further involving our stockholders in its corporate affairs. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of Marcum LLP and will either continue to retain this firm or appoint new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that this change would be in the best interests of the Company and its stockholders.
Vote Required and Board of Directors’ Recommendation
The affirmative vote of a majority of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum representing a majority of the voting power of all outstanding shares of Common Stock is present and entitled to vote, is required to approve the proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS APPOINTMENT.

STOCKHOLDERS’ PROPOSALS FOR 2024 PROXY STATEMENT
SEC rules permit stockholders to submit proposals for inclusion in our proxy statement by satisfying the requirements specified in SEC Rule 14a-8. For our 2024 Annual Meeting of Stockholders, to be eligible for inclusion in our 2024 proxy statement under the SEC’s Rule 14a-8 requirements, stockholder proposals must be received by our Secretary at our principal executive offices no later than January 2, 2024. Stockholder proposals submitted for consideration at the 2024 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be received by our Secretary in writing at our principal executive offices no earlier than February 14, 2024, and no later than March 15, 2024, and satisfy the other requirements in our Bylaws.
In addition to satisfying the foregoing requirements, any stockholder who intends to solicit proxies in support of director nominees other than our own must comply with the additional requirements of SEC Rule 14a-19(b). To the extent any information required by SEC Rule 14a-19(b) is not required under our Bylaws, such information must be received by our Secretary at our principal executive office no later than April 14, 2024.
OTHER MATTERS
At the time of preparation of this Proxy Statement, the Board of Directors of the Company was not aware of any other matters to be brought before the Annual Meeting. No eligible stockholder had submitted notice of any proposal ninety (90) days before the date of the anniversary of last year’s annual meeting. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.
If a stockholder desires to have a proposal presented at our annual meeting of stockholders in 2024 and the proposal is not intended to be included in our related 2024 proxy solicitation materials, the stockholder must give us advance in accordance with our Bylaws. Pursuant to our Bylaws, only such business shall be conducted, and only such proposals shall be acted upon at an annual meeting of stockholders as are properly brought before the annual meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must first be given to the Secretary. To be timely, a stockholder’s written notice must be delivered to the Secretary at our principal executive offices not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, then notice of the stockholder proposal must be delivered to the Secretary not earlier than the 120th day nor later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. If the proposal is for a nominee for director, the stockholder’s notice must set forth with respect to such director nominee all of the information relating to that person that is required to be disclosed in solicitations for elections of directors under the rules of the SEC; for any stockholder proposal, the notice must comply with our Bylaws (a copy of which is available upon request to the Secretary), which section requires that the notice contain a brief description of the proposal and the reasons for conducting the business at the annual meeting, the name and address, as they appear on our books, of the stockholder making the proposal, the number of shares of Common Stock beneficially owned by the stockholder and any material interest of the stockholder in such proposal.
STOCKHOLDER COMMUNICATIONS
Stockholders and interested parties interested in communicating with our Board, any Board committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to Board of Directors c/o Corporate Secretary, FaZe Holdings Inc., 720 N. Cahuenga Blvd., Los Angeles, CA 90038. Additional information is available on our corporate website at https://investor.fazeclan.com.

PLEASE VOTE YOUR SHARES ONLINE, BY TELEPHONE OR BY SIGNING, DATING AND
RETURNING THE ENCLOSED PROXY CARD TODAY.
NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
If you have any questions, or have any difficulty voting your shares, please contact FaZe at (818) 688-6373.
BY ORDER OF THE BOARD OF DIRECTORS

Daniel Shribman
Chairman of the Board

APPENDIX A

CERTIFICATE OF AMENDMENT TO

THE SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FAZE HOLDINGS INC.
FAZE HOLDINGS INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation, each twenty (20) or thirty (30) shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.
SECOND: This Certificate of Amendment shall become effective as of [•], 2023, at [•] [a.m./p.m.].
THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. The Corporation’s annual meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on June 13, 2023, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.
* * * *
A-1

IN WITNESS WHEREOF, Faze Holdings Inc. has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.
FAZE HOLDINGS INC.

By:
Name:
Title:
A-2

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 12, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/FAZE2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 12, 2023. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V12476-P87397 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**FAZE HOLDINGS INC.**

**The Board of Directors recommends you vote FOR the following proposals:**

| **Nominees:** | **For** | **Withhold** |
|---|---|---|
| 1a. Mickie Rosen | ☐ | ☐ |
| 1b. Ross Levinsohn | ☐ | ☐ |

**NOTE:** Such other business that properly comes before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

V12477-P87397

**FAZE HOLDINGS INC.**
**Annual Meeting Of Stockholders**
**June 13, 2023 11:30 a.m. PDT**
**This Proxy Is Solicited On Behalf Of The Board Of Directors**

The stockholders hereby appoint(s) Lee Trink and Christoph Pachler, or either of them, as proxy holders, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FAZE HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 a.m. PDT, on June 13, 2023, virtually at www.virtualshareholdermeeting.com/FAZE2023, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed by the stockholders. If no such direction is made, this proxy will be voted (i) "FOR" each of the director nominees, (ii) "FOR" the amendment to our Second Amended and Restated Certificate of Incorporation and (iii) "FOR" the ratification of the independent registered public accounting firm.**

**Continued and to be signed on reverse side**